UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

June 14, 2023

Fox Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-38776	83-1825597
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

1211 Avenue of the Americas, New York, New York 10036
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(212) 852-7000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.01 per share	FOXA	The Nasdaq Global Select Market
Class B Common Stock, par value $0.01 per share	FOX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 14, 2023, Fox Corporation (the “Company”) entered into a credit agreement (the “Revolving Credit Agreement”), among the Company, as Borrower, the initial lenders named therein (the “Lenders”), the initial issuing banks named therein, Citibank, N.A. (“Citibank”), as Administrative Agent, Deutsche Bank Securities Inc. (“Deutsche Bank”) and Goldman Sachs Bank USA (“Goldman Sachs”), as Co-Syndication Agents, and JPMorgan Chase Bank, N.A. (“JPM”) and Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”), as Co-Documentation Agents.

The Revolving Credit Agreement, which provides for a revolving credit facility on terms substantially similar to the Existing Credit Agreement (as defined below), was entered into in anticipation of (i) the transition away from the London Interbank Offered Rate (LIBOR) and (ii) the scheduled termination of the Credit Agreement, dated as of March 15, 2019, among the Company, as Borrower, and the other parties party thereto, as amended (the “Existing Credit Agreement”), in accordance with its terms in March 2024.

The Revolving Credit Agreement consists of a $1.0 billion (which the Company may request to increase to $1.75 billion) five-year unsecured revolving credit facility with a sublimit of $150.0 million available for the issuance of letters of credit denominated in U.S. dollars. Funds from the Revolving Credit Agreement are available for the general corporate purposes of the Company and its subsidiaries. The maturity date is June 14, 2028, which may, under certain circumstances, be extended for up to two additional one-year periods at the Company’s request. The Company may terminate, in whole or in part, the unused portion of the credit facility commitments under the Revolving Credit Agreement at any time during the term of the Revolving Credit Agreement. Once terminated, a commitment may not be reinstated.

Any advance by the Lenders to the Company as part of a borrowing under the Revolving Credit Agreement may be available, at the Company’s option, at either (1) the Base Rate (as defined in the Revolving Credit Agreement) which is a fluctuating interest rate per annum equal to the sum of (a) the highest of (i) the prime rate, (ii) the Federal Funds Rate (as defined in the Revolving Credit Agreement) plus 0.50% or (iii) the Adjusted Term SOFR (as described below) for a one-month interest period plus 1.00% (but not less than zero) plus (b) the applicable margin for Base Rate advances, or (2) the Adjusted Term SOFR (as defined in the Revolving Credit Agreement), which is a periodic fixed interest rate per annum equal to Term SOFR (as defined in the Revolving Credit Agreement) plus an adjustment equal to 0.10% per annum (but not less than zero) plus the applicable margin for Term SOFR advances. The applicable margins for Base Rate advances and Term SOFR advances are based on the Company’s long-term senior unsecured non-credit enhanced debt ratings.

Under the Revolving Credit Agreement, the Company is required to pay a facility fee based on the Company’s long-term senior unsecured non-credit enhanced debt ratings.

The Revolving Credit Agreement contains customary affirmative and negative covenants substantially consistent with the Existing Credit Agreement (each with customary exceptions). Additionally, consistent with the Existing Credit Agreement, the Revolving Credit Agreement requires the Company to maintain an operating income leverage ratio of 4.5 to 1.0, subject to increase for four quarters in certain situations in connection with material acquisitions.

At this time, the Company has not borrowed any funds under the Revolving Credit Agreement.

In addition to Citibank, as Administrative Agent, Deutsche Bank and Goldman Sachs, as Co-Syndication Agents, and JPM and Morgan Stanley, as Co-Documentation Agents, the members of the syndicate include: Citibank, Deutsche Bank, Goldman Sachs, JPM and Morgan Stanley, as Joint Lead Arrangers and Joint Bookrunners, and Citibank, Deutsche Bank AG New York Branch, Goldman Sachs, JPM and Morgan Stanley Bank, N.A., as Lenders. In the ordinary course of their respective businesses, one or more of the Lenders, or their affiliates, have or may have various relationships with the Company and its subsidiaries involving the provision of a variety of financial services, including cash management, commercial banking, investment banking, advisory or other financial services, for which they received, or will receive, customary fees and expenses. In addition, the Company and its subsidiaries may have entered into or may enter into in the future certain engagements with one or more Lenders or their affiliates relating to specific endeavors.

The foregoing description of the Revolving Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Revolving Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On June 14, 2023, the Company terminated the Existing Credit Agreement in connection with entry into the Revolving Credit Agreement. The Company did not borrow any funds under the Existing Credit Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description contained under Item 1.01 above is hereby incorporated by reference in its entirety into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

10.1	Credit Agreement, dated as of June 14, 2023, among Fox Corporation, as Borrower, the initial lenders named therein, the initial issuing banks named therein, Citibank, N.A., as Administrative Agent, Deutsche Bank Securities Inc. and Goldman Sachs Bank USA, as Co-Syndication Agents, JPMorgan Chase Bank, N.A. and Morgan Stanley Senior Funding, Inc., as Co-Documentation Agents, and Citibank, N.A., Deutsche Bank Securities Inc., Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A. and Morgan Stanley Senior Funding, Inc., as Joint Lead Arrangers and Joint Bookrunners.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOX CORPORATION

By:	/s/ Viet D. Dinh
Name:	Viet D. Dinh
Title:	Chief Legal and Policy Officer

June 15, 2023